Exhibit 23.1
                                  ------------

      INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Louisiana-Pacific Corporation on Form S-8 of our report dated January 29, 1999 (February 25, 1999 as to the first paragraph of Note 11), appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 1998.


      DELOITTE & TOUCHE LLP

      Portland, Oregon
      September 17, 1999